Free Writing Prospectus
Filed Pursuant to Rule 433
Dated April 15, 2010
Registration Statement No. 333-159922

*NEW ISSUE* $750mm BMWOT 2010-A  **PRICED** 100% Pot

JOINT LEADS: BAML/RBS

Co-Mgrs: BAR/CS/MS

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Cl

$Size MM

WAL

M/S

PWIN

L.FINAL

BNCH

Yield

PX

CPN

A1

179.200

0.26

P-1/A-1+

5/10-10/10

4/25/11

iLR

-3

100.00000

0.27929

A2

239.000

0.99

Aaa/AAA

10/10-10/11

9/25/12

EDSF

+13

99.99406

0.68

A3

254.000

2.15

Aaa/AAA

10/11-04/13

4/25/14

iSwp

+13

99.99795

1.39

A4

77.800

3.26

Aaa/AAA

4/13- 08/13

10/25/16

iSwp

+20

99.98815

2.10

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SETTLES:                     Wed April 21

BAML BILLS/DELIVERS
PRICING SPEED:               1.30% ABS
ERISA ELIGIBLE?:             Yes.

ALL NOTES ARE FIXED RATE.
FIRST PAY:                   5/25/10

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The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.  Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you  the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com.  The securities may not be suitable for all investors.  Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer.